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                         SEVERANCE AGREEMENT AND RELEASE


         This SEVERANCE AGREEMENT AND RELEASE ("Agreement") is made as of the third day of February, 1998, by and among GTECH Holdings Corporation, GTECH Corporation (together with their respective direct and indirect subsidiaries, collectively, "GTECH") and Guy B. Snowden ("Mr. Snowden").

                                   WITNESSETH:

         WHEREAS, the parties have agreed that it is in their mutual best interest that Mr. Snowden sever his relationship with GTECH; and

         WHEREAS, the parties wish to set forth their agreement respecting the terms and conditions thereof.

         NOW, THEREFORE, the parties hereby agree as follows:

1. Mr. Snowden hereby resigns: (a) as an employee, director and Chairman of the Board of Directors of GTECH Holdings Corporation; (b) as an employee, director and Chairman of the Board of Directors of GTECH Corporation, and (c) as an employee, officer and director of all direct and indirect subsidiaries and other affiliates of GTECH Holdings Corporation, effective February 3, 1998 (the "Resignation Date").

2. Upon execution hereof, GTECH shall make to Mr. Snowden a lump sum payment with respect to post-employment severance of $6,560,967.56 (after deduction of all federal withholdings), which sum includes no amount or benefit arising from the United Kingdom National Lottery or the promotion of lotteries in the United Kingdom after February 2, 1998.

3. From and after the Resignation Date, and except as otherwise expressly provided herein, Mr. Snowden shall not be eligible for any GTECH benefits or perquisites, including, without limitation, medical, dental or vision benefits; executive physicals; insurance; long-term disability benefits; fringe benefits; tax "gross-ups"; automobiles; air travel; offices and office assistance; and security personnel.

4. As of the Resignation Date, Mr. Snowden is no longer eligible to participate in the GTECH 401(k) and Profit Sharing Plan; the Executive Perquisites Program; the GTECH Holdings Corporation 1992 Supplemental Retirement Plan; or any other GTECH benefit program or plan. GTECH will notify Mr. Snowden in writing concerning his options with regard to


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         his 401(k) account. Anything to the contrary notwithstanding: (a) Mr.
         Snowden shall have the option, on an annual basis, to purchase medical, dental and vision benefits for him and the eligible members of his family through GTECH at 100% of GTECH's cost; and (b) GTECH shall also respect Mr. Snowden's rights, if any, to continued medical coverage at his own expense under the Consolidated Omnibus Budget Reconciliation Act (COBRA).

5. a. In consideration of the foregoing, Mr. Snowden hereby releases and forever discharges GTECH, its present and former directors, officers, employees, agents, subsidiaries, shareholders, successors and assigns from any and all liabilities, causes of action, debts, claims and demands (including without limitation claims and demands for monetary payment) both in law and in equity, known or unknown, fixed or contingent, which he may have or claim to have based upon or in any way related to employment(as an officer, director or employee), rights or entitlements related thereto or termination of such employment by GTECH and hereby covenants not to file a lawsuit or charge to assert such claims. This includes but is not limited to claims arising under the Federal Age Discrimination in Employment Act, and any other federal, state or local laws prohibiting employment discrimination or claims growing out of any legal restrictions on GTECH's right to terminate its employees. Any rights which Mr. Snowden may have to sell unregistered shares GTECH Holdings Corporation Common Stock pursuant to Rule 144 shall not be unreasonably infringed by GTECH.

         b. In consideration for the above release, GTECH hereby releases and forever discharges Mr. Snowden and his successors, heirs and assigns from any and all liabilities, causes of action, debts, claims and demands both in law and in equity, known or unknown, fixed or contingent, which it may have or claim to have based upon or in any way related to Mr. Snowden's actions as an employee, officer or director and hereby covenants not to file a lawsuit or charge to assert such claims.

         c. The above releases shall not apply to breaches of this Agreement.

6. Mr. Snowden understands that various State and Federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), Department of Labor and State Human Rights Agencies. Mr. Snowden acknowledges that he has entered into this Agreement on the prior advice of counsel.


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7.       Mr. Snowden further covenants with GTECH as follows and expressly agrees that all payments and benefits due Mr. Snowden under this Agreement shall be subject to Mr. Snowden's compliance with the following provisions.

         a. Confidential Information. Mr. Snowden shall not knowingly use for Mr. Snowden's own benefit or disclose or reveal to any unauthorized person, any trade secret or other confidential information relating to GTECH, or to any of the businesses operated by it, including, without limitation, any customer lists, customer needs, price and performance information, processes, specifications, hardware, software, devices, supply sources and characteristics, business opportunities, marketing, promotional pricing and financing techniques, or other information relating to the business of GTECH, and Mr. Snowden confirms that such information constitutes the exclusive property of GTECH. Such restriction on confidential information shall remain in effect until such time as the confidential information is (i) generally available in the industry, (ii) disclosed in published literature or (iii) obtained by Mr. Snowden from a third party without binder of secrecy. Mr. Snowden agrees to return to GTECH any physical embodiment of such confidential information within seven (7) days of the execution hereof.

         b. Non-Competition. For the period ending on the third anniversary of the Resignation Date, Mr. Snowden shall not engage, directly or indirectly (which includes, without limitation, owning, managing, operating, controlling, being employed by, giving financial assistance to, participating in or being connected in any material way with any person or entity), anywhere in the world, in either of the following areas: (i) any area which involves (A) the transmission of data via electronic means and (B) elements of chance and/or skill, consideration for the opportunity to participate and (C) a prize; and (ii) any area which involves a computer based system in which the food stamp or similar government benefit is received from a central computer through a point-of-sale terminal or automatic bank teller machine; provided, however, that Mr. Snowden's ownership as a passive investor of less than one percent (1%) of the issued and outstanding stock of a publicly held corporation so engaged shall not by itself be deemed to constitute such competition. Further, during the period ending eighteen (18) months after the Resignation Date, Mr. Snowden shall not: (i) solicit any of GTECH's employees to leave the employment of GTECH or (ii) solicit any of GTECH's customers to cease doing business with GTECH.


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         c. Remedies. Mr. Snowden recognizes that the possible restrictions on
         Mr. Snowden's activities which may occur as a result of his performance of his obligations under this Section 7 are required for the reasonable protection of GTECH and its investments, and Mr. Snowden expressly acknowledges that such restrictions are fair and reasonable for that purpose. Mr. Snowden further expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Section 7, and that GTECH, in addition to all other remedies hereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction. If any of the provisions of this Section 7 are held to be in any respect an unreasonable restriction upon Mr. Snowden then they shall be deemed to extend only over the maximum period of time, geographic area, and/or range of activities as to which they may be enforceable.

8. a. After the Resignation Date, Mr. Snowden shall make himself available in any third party claims, investigations, litigation or similar proceedings to answer any questions relating to his employment or actions as an employee, officer or director of GTECH, including without limitation attendance at any deposition or similar proceeding. GTECH shall pay Mr. Snowden's expenses, but shall not be obligated to compensate him or any subsequent employer for his time.

         b. After the Resignation Date, GTECH shall make itself available in any third party claims, investigations, litigation or similar proceedings to answer any questions relating to Mr. Snowden's employment or actions as an employee, officer or director of GTECH, including without limitation attendance at any deposition or similar proceeding.

9. Mr. Snowden shall return to GTECH any GTECH property in his possession within seven (7) days of the execution hereof.

10. Mr. Snowden shall at no time make any derogatory or disparaging comments regarding GTECH, its business, or its present or past directors, officers or employees. GTECH shall at no time make any derogatory or disparaging comments regarding Mr. Snowden.

11. Mr. Snowden hereby waives any and all rights to future employment with GTECH.

12. The execution of this Agreement does not represent and shall not be construed as an admission of a violation of any statute or law or breach of any duty or obligation by either


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         GTECH or Mr. Snowden.

13. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provisions were omitted.

14. This Agreement is personal to Mr. Snowden and may not be assigned by him. However, in the event of Mr. Snowden's death, all benefits payable hereunder shall be payable to his estate.

15. This Agreement is made pursuant to and shall be governed by the laws of the State of New York, without regard to its rules regarding conflict of laws. The parties agree that the courts of the State of New York, and the Federal Courts located therein, shall have exclusive jurisdiction over all matters arising from this Agreement and further agree to accept service of process with respect to any such proceedings.

16. This Agreement contains the entire understanding between Mr. Snowden and GTECH regarding the subject matter hereof and, except as expressly set forth herein, supersedes any prior agreements, written or oral, including without limitation that certain Employment Agreement dated as of January 23, 1990, as amended or clarified.

17. Anything to the contrary herein notwithstanding, the terms and conditions of that certain Indemnification Agreement dated January 21, 1988 between Mr. Snowden and GTECH Corporation shall continue in full force and effect.

18. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Mr. Snowden acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

19. Mr. Snowden hereby waives any rights he may have to revoke this Agreement after the execution hereof.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

GTECH Holdings Corporation                   Attest:


by
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-----------------------                      --------------------------
date


GTECH Corporation                            Attest:


by
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date

                                             Witness:


-----------------------                      --------------------------
Guy B. Snowden


-----------------------                      --------------------------
date


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